Exhibit 4.1

NUMBER
COMPASS THERAPEUTICS, INC.
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
SHARES
SEE REVERSE SIDE FOR CERTAIN DEFINITIONS
THIS CERTIFIES THAT
is the owner of
FULLY PAID AND NON-ASSESSABLE COMMON SHARES, $0.0001 PAR VALUE, OF
COMPASS THERAPEUTICS, INC.
transferable on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.
IN WITNESS WHEREOF, the said Corporation has caused this certificate to be signed by facsimile signatures of its duly authorized officers.
Dated:
CHIEF EXECUTIVE OFFICER
COMPASS THERAPEUTICS, INC.
CORPORATE
SEAL
MARCH 20, 2018
CHIEF OPERATING OFFICER
COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY
BY
(Brooklyn, New York)
TRANSFER AGENT AND REGISTRAR
AUTHORIZED SIGNATURE